Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

STONEMOR PARTNERS L.P.

This Certificate of Limited Partnership, dated April 2, 2004, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.    Name.    The name of the limited partnership is “StoneMor Partners L.P.”

2.    Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Service Company

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808.

3.    General Partner.    The name and the business, residence or mailing address of the general partner are:

StoneMor GP LLC

155 Rittenhouse Circle

Bristol, Pennsylvania 19007.

EXECUTED as of the date written first above.

STONEMOR GP LLC

Its General Partner

By:     /S/    WILLIAM R. SHANE

Name:         William R. Shane

        Authorized Person